AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 2002
                                                      Registration No. 333-98247
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (AMENDMENT NO. 1 )

                                 IPORUSSIA, INC.
--------------------------------------------------------------------------------
              (Exact name of small business issuer in its charter)

           DELAWARE                        8742                 38-3649127
------------------------------ ---------------------------- --------------------
   (State or jurisdiction of   (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)  Classification Code Number) Identification No.)

             12 TOMPKINS AVENUE, JERICHO, N.Y. 11753 (516) 937-6600
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                     12 TOMPKINS AVENUE, JERICHO, N.Y. 11753
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

    LEONARD W. SUROFF, 12 TOMPKINS AVENUE, JERICHO, N.Y. 11753 (516) 937-6600
--------------------------------------------------------------------------------
            (Name, Address and telephone number of agent for service)

                                   COPIES TO:
                             RICHARD A. RUBIN, ESQ.
                      JENKINS & GILCHRIST PARKER CHAPIN LLP
                    405 LEXINGTON AVENUE, NEW YORK, NY 10174
                            TELEPHONE: (212) 704-6000
                               FAX: (212) 704-6288

Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED DECEMBER __, 2002

PROSPECTUS
                                 IPORUSSIA, INC.
                                  COMMON STOCK
                                _________________

This is our initial public offering. No public market exists for our common stock. We are offering 3,000,000 shares of our common stock at a price of $1.00 per share. The shares are being offered on a self underwritten, best efforts basis. The offering will expire on _______, 2003 or a day fixed by us which is not more than 90 days thereafter. The minimum purchase by any one investor is 1,000 shares, and the number of shares purchased must be in multiples of 100. If you are interested in investing, after reading this prospectus carefully, complete and return the subscription agreement that accompanies this prospectus. All of the proceeds from the offering will be promptly deposited in an escrow account at __________________ until at least 500,000 shares are sold. If at least 500,000 shares are not sold by the expiration date of the offering, as extended, all subscription funds will be returned to the persons who subscribed to the offering, with interest earned on their deposits.

                                _________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                _________________

IPORUSSIA, INC. is not sponsored by, or in any way affiliated with the Russian Federation or any governmental agency of the Russian Federation.

AN INVESTMENT IN OUR COMMON STOCK IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                         Price                Selling           Gross Proceeds
                       to Public          Commissions (1)          to Us (2)
--------------------------------------------------------------------------------
Per Share             $      1.00                 -0-              $     1.00
Minimum Offering      $   500,000                 -0-              $  500,000
Maximum Offering      $ 3,000,000                 -0-              $3,000,000

-----------------------
(1) We plan to offer and sell the shares directly to investors through our executive officers and directors who will be acting on our behalf. They will not receive any commissions or other compensation for selling shares. We have not retained any underwriters, brokers or placement agents in connection with this offering. However, we could use NASD registered broker-dealers to sell shares. If we do, we may pay them a commission and a non-accountable expense allowance of up to 10% and 3%, respectively, of the gross proceeds from the shares they sell.

(2) Before deducting any commissions and expenses we may pay to any NASD registered broker-dealers we may retain and before deducting offering expenses estimated to be $50,000.

                                _________________

                      THE DATE OF THIS PROSPECTUS IS , 2003

                               PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. It does not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes to those statements included in this prospectus.

OUR COMPANY

     IPORUSSIA offers business advisory services to private companies located in the Russian Federation that are interested in raising capital, usually by taking their companies public in the United States, as a means of obtaining access to capital for their companies and liquidity for their principals and other stockholders. In the future, we plan to offer our services in other countries in the Commonwealth of Independent States. We offer a range of business advisory services to our clients, including providing information regarding the requirements and procedures of going public, assisting them in assembling a team of professionals knowledgeable and experienced in the process, and providing other services to facilitate their capital raising. We do not intend to raise capital for our clients, although we may introduce our clients to broker-dealers which may assist our clients in raising capital from public and in private offerings. In appropriate situations we may, alternatively, help our clients to pursue strategic alliances, including business combinations.

     Since we began operations in April 2002, we have been seeking to establish a client base through the efforts of our president and chief executive officer who is based in Russia and through various organization in Russia seeking to foster foreign investment in Russian companies. Although we have entered into financial advisory agreements with three Russian bank clients, to date we have not generated revenues.

     According to the Ministry of Property Management of the Russian Federation, from the start of Russia's privatization campaign in 1992 through the December 31, 2001, the number of privatized companies reached 129,811, which is more than 66% of the total number of the State-owned enterprises at the beginning of privatization process.

     We believe there are a significant number of companies in Russia and the other countries in the Commonwealth of Independent States seeking assistance to raise capital through the public markets. We intend to guide and assist selected companies that are considering a public offering but which lack the expertise to enable them to proceed with the process on their own. We do not intend to limit our clients to those in any particular industry or country within the Commonwealth of Independent States.

     Initially we will focus our business within the Russian Federation and later, to the extent we are successful and grow, and their economies and foreign confidence in them grow, companies in the following eleven countries which form the remainder of the Commonwealth of Independent States (CIS):

         o    Azerbaijan                              o   Tadjikistan
         o    Armenia                                 o   Turkmenistan
         o    Byelorussia                             o   Uzbekistan
         o    Georgia                                 o   Ukraine
         o    Kazakhstan                              o   Moldova
         o    Kirghizia

     Our target market consists of established businesses with products or services that we perceive as having compelling features and providing benefits that we believe will be well-received in the marketplace, with national or international sales potential, and whose management teams have limited or no experience or knowledge in the going public process.

     We were incorporated in Delaware on April 1, 2002. Our offices are presently located at 12 Tompkins Avenue, Jericho, N.Y. 11753, and our telephone number presently is (516) 937-6600.

                                  THE OFFERING

OFFERING PRICE                     $1.00 per share

COMMON STOCK OFFERED
     MINIMUM                       1,000,000 shares
     MAXIMUM                       3,000,000 shares

MINIMUM SUBSCRIPTION               1,000 shares and even multiples of 100 shares

TERMS OF THE OFFERING              The offering is being made on a
                                   self-underwritten, best efforts, 500,000 share minimum and 3,000,000 share maximum basis. All of the proceeds from the offering will be promptly deposited in an escrow account at __________________. If a minimum of 500,000 shares are sold on or before _________, 2003, or a day fixed by us which is not more than 90 days thereafter, the proceeds from the sale of the shares sold will be immediately released to us, and we may continue to offer the remaining shares we are offering until the expiration date of the offering period, as extended, or our earlier termination of the offering. If at least
                                   500,000 shares are not sold by the expiration date of the offering, as extended, all subscription funds will be returned to the persons who subscribed to the offering, with interest earned on their deposits.

SHARES OF COMMON STOCK
  OUTSTANDING AS OF THE DATE OF
  THIS PROSPECTUS                  13,600,000

SHARES TO BE OUTSTANDING AFTER
  THE OFFERING ASSUMING THE
  SALE OF:
     MINIMUM SHARES OFFERED        14,100,000
     MAXIMUM SHARES OFFERED        16,600,000


PLAN OF DISTRIBUTION               The shares are being offered and sold on a
                                   non-underwritten basis directly by certain of our officers and directors, although we may retain the services of one or more NASD registered broker-dealers to offer and sell shares on our behalf. Any broker-dealers we retain may receive a commission and non-accountable expense allowance on its sales as described on the cover page of this prospectus. No broker-dealer has been retained as of this date.

USE OF PROCEEDS                    The first $50,000 that we raise will be used
                                   to pay the expenses of the offering. The remaining funds we receive will be used to fund (a) officers' salaries; (b) administrative salaries; (c) marketing expenses; (d) the establishment of offices;
                                   and (e) general working capital. The amount we expend for each category will vary based upon the amount of proceeds we receive. See
                                   "Use of Proceeds," below.

                          SUMMARY FINANCIAL INFORMATION

     The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus. This information should be read in conjunction with those financial statements and related notes, and the "Use of Proceeds" and "Plan of Operation" sections included in this prospectus.

                                                          AS OF SEPTEMBER 30, 2002
                                                          ------------------------
                                                                  AS ADJUSTED ASSUMING SALE OF
                                                           --------------------------------------------
                                                                 MINIMUM                MAXIMUM
   BALANCE SHEET DATA:                       ACTUAL         SHARES OFFERED(1)      SHARES OFFERED(1)
   Cash and cash equivalents......          $111,629              $461,629            $3,060,629
   Total assets...................           125,027               575,027             3,075,027
   Total liabilities..............                 -                     -                     -
   Stockholders' equity...........           125,027               575,027             3,075,027

---------------------

(1) After deducting offering expenses estimated to be $50,000. Does not include any sales commissions and expense allowance that we pay to NASD member firms that we may retain to sell shares in this offering. The amount of these commissions and expenses would reduce the net proceeds which we receive.



     STATEMENT OF OPERATIONS DATA:

                                                 FROM INCEPTION ON APRIL 1, 2002
                                                 THROUGH SEPTEMBER 30, 2002
                                                 --------------------------

     Revenues..................................            $       -
     Total costs and expenses..................               26,273
     Net loss..................................               26,273
     Net loss per share........................              $0.002
     Weighted average number of shares
         outstanding - basic and diluted.......           13,185,011

     Our fiscal years are from January 1 to December 31.

                                  RISK FACTORS

     An investment in our common stock is highly speculative and involves substantial risks. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be materially and adversely affected, the value of our common stock could decline and you could lose your entire investment.

RISKS RELATED TO OUR BUSINESS

We have a limited operating history and, therefore, it is uncertain whether our business can be successful.

     Because we have only recently begun to market our services, it is difficult to predict when, if ever, we will generate revenues or produce an operating profit. Since our founding on April 1, 2002, we have been engaged in start up activities and meeting with prospective clients in Russia. Although we have entered into three financial advisory agreements to date, we have not generated any revenues. Therefore, prospective investors do not have a historical basis from which to evaluate our performance. We do not believe that we will generate significant revenues in the immediate future and will not generate any meaningful revenues or profits unless we obtain contracts with a significant number of clients that result in their completing public or private offerings of their securities or strategic alliances. To do this, we will need to develop marketing and promotional channels to promote our services on a regular basis. Unless we generate a significant number of clients who complete public or private offerings or strategic alliances, we will not be successful. See "Plan of Operation."

Our ability to succeed is highly dependent on the development and growth of a market in the United States, and to a lesser extent, abroad for securities of companies whose operations are solely or primarily based in Russia.

     We primarily target our services to companies whose operations are solely or primarily based in Russia and, if we are successful, intend to provide our services in other countries in the Commonwealth of Independent States. Our success will be dependent on a number of factors, including:

o obtaining widespread acceptance and confidence in the United States and other western countries in investing in securities offered by companies based, or operating principally, in or from Russia and the Commonwealth of Independent States;

o general economic conditions in Russia and the other countries comprising Commonwealth of Independent States;

o    economic stability and political developments in those countries;

o changes in laws, currency controls and taxation, both in the Commonwealth of Independent States and in the countries in which investors may reside that can affect the feasibility and relative benefits of our prospective clients' selling their securities and foreigners investing in securities of our clients; and

o potential difficulties in our collecting our accounts receivable because of geographic distance and different legal rules.

Our success will also be subject to United States and global economic factors and the public offering market.

     Because our prospective clients will operate in Russia and other countries of the Commonwealth of Independent States and because substantially all of our revenues are expected to come from private placements and initial public offerings in the United States and potentially other countries, including England and Germany, we are vulnerable to weaknesses in the economies throughout the world. Additionally, weaknesses in the private placement or public offering markets, such as is being experienced at present, may make it difficult for companies to obtain public and private financing. These factors may impact our ability to generate revenues.

The recent Sarbanes-Oxley Act of 2002 could affect the willingness of our potential clients to enter the United States securities markets as a reporting company.

     The Sarbanes-Oxley Act of 2002 was enacted on July 29, 2002. Most of the provisions in that act are applicable to foreign private issuers, which are our primary potential clients, as well as United States domestic issuers. That statute requires various certifications by principal executive and financial officers of public companies, companies to have and monitor financial and disclosure controls and companies to strengthen their governance provisions. Many of the provisions in that statute require implementation through SEC rules, many of which rules remain to be adopted. Many of the statute's requirements are not customary for many foreign private issuers and some may be in conflict with the requirements of foreign laws. While we are aware of none that are in conflict with the laws of Russia, many of our potential clients may be unwilling to render the certifications required, implement the disclosure controls procedures required, or implement the governance procedures required by the Sarbanes-Oxley Act of 2002. Furthermore, potential clients may delay a determination as to whether to enter the United States markets until final SEC rules are adopted.

We expect to face significant competition from investment banking firms and other professionals that provide similar services to the services we provide and who have more resources and experience than we do.

     A large number of investment banking, consulting, law and accounting firms offer similar services to those that we offer. Most of these firms, with which we will be competing, have greater resources in terms of people, money and experience than we do. If we cannot successfully compete with these firms, we will generate little or no revenue and profitability. See "Business - Competition."

Certain government and NASD rules could require us to register as a broker-dealer, which could involve a lengthy and costly process and a failure to do which could have adverse consequences.

     The services being provided by us to clients in Russia, including introducing them to underwriters, investment bankers and other financing sources, do not require us to obtain Russian governmental approvals or licenses, although we may be required to register as a company doing business in that country.

     We will not be engaged in the sale of securities to investors. We may introduce our clients to underwriters and investment bankers who will offer and sell our clients' securities. We will be receiving fees solely from issuers and not from underwriters or purchasers of our clients' securities. Furthermore, our clients are not located in the United States. As a result of these factors, we do not believe we will be considered a broker-dealer required to register with the SEC and NASD. Our failure to register as a broker-dealer, if required, could have adverse consequences, including rendering contracts made by us as an unregistered broker-dealer subject to rescission, damages and enforcement action by the SEC. We intend to register a subsidiary as a broker-dealer with the SEC if and when our activities require such registration. If we register a subsidiary as a broker-dealer, principals of the broker-dealer will be required to pass certain tests. There can be no assurance that they will pass those examinations. Registration would also require us to adhere to a number of rules. We, therefore, may be required to hire additional personnel and, in any event, will incur additional expenses for compliance with SEC and NASD rules. See "Business - Government Regulation."

If our fees are deemed underwriting compensation under NASD rules, underwriters may be reticent to underwrite the securities of our clients.

     NASD rules limit the amount of compensation which companies may pay to the underwriters of a public offering. If and to the extent our fees are deemed to be finder's fees under NASD rules, the fees we receive under agreements with our clients may be charged against the maximum compensation which the underwriters of the public offering may receive. This could impact the desire of NASD member firms to underwrite offerings by our clients or require us to voluntarily reduce the compensation we would be otherwise entitled to under our agreement with our client.

The loss of our chief executive officer could negatively impact our ability to develop and retain client relationships.

     We will be dependent on the services of Vladimir F. Kuznetsov, our president and chief executive officer. Mr. Kuznetsov is the one of our three officers and directors, is directing our activities in Russia and is, and at least initially will continue to be, the only person soliciting prospective clients on our behalf in Russia. Mr. Kuznetsov is presently serving on a part-time basis. Upon the completion of the sale of the minimum number of shares offered under this prospectus, he will become a full-time employee pursuant to an employment agreement with us. If we had to replace Mr. Kuznetsov, we may not be able to replace him with an individual that has as many contacts in Russia as he has. Therefore, losing Mr. Kuznetsov's services would seriously harm our business. We do not maintain "key man" insurance on the life of Mr. Kuznetsov. See "Management" and "Executive Compensation - Employment Agreements."

We may need to attract and retain personnel with investment banking experience to be competitive.

     None of our officers or directors presently has any investment banking experience. As investment banking firms are among our primary competitors, unless we can attract and retain financially sophisticated personnel with investment banking experience we will be at a competitive disadvantage in advising prospective clients. See "Business - Services Offered; Market Strategy; and Competition."

RISKS RELATED TO THIS OFFERING AND OUR STOCK

If we do not receive substantially more than the minimum proceeds, we may need to raise additional capital or be forced to curtail or cease operations.

     Since our inception in April 2002, we have raised an aggregate of $151,300 through the private sale of 13,600,000 shares of our common stock to our founders, advisory board members and friends and family members of our founders. Our management believes that the minimum net proceeds of $450,000 to be raised from this offering, together with our existing funds from those private placements, will be sufficient to fund our operations for the next 12 months. Because this offering is being conducted on a best efforts basis and will be completed if we receive at least the minimum proceeds we are seeking, there can be no assurance as to the exact amount of proceeds that we will receive from this offering. If we do not receive substantial amounts in excess of the minimum proceeds we are seeking and if we are unable to obtain additional financing, we may have to curtail our operations significantly after the 12-month period and, in time, may be unable to continue as a going concern. In the event we require additional financing, we may seek it through bank borrowings or debt or other equity financings. Any future equity financing may involve the sale of additional shares of our common stock at a price that may be more favorable than the offering price of the shares offered under this prospectus and could result in dilution to our then existing stockholders. We have no commitment with respect to any additional capital and there can be no assurance that financing will be available to us on affordable terms, if at all. See "Use of Proceeds."

A small number of stockholders own a large percentage of our common stock and they may vote their shares in a manner that may not always be in the interest of our public stockholders.

     Our three largest stockholders and their families own approximately 80.0% of our common stock. If all the shares of our common stock offered by this prospectus are sold to persons unrelated to our current stockholders, our three largest stockholders and their families will still own approximately 65.5% of our common stock. The interests of our principal stockholders could conflict with the interests of our other stockholders. Until the time, if ever, that there is a significant decrease in the percentage of outstanding shares held by our principal stockholders and their families, these stockholders will be able to determine, through their ability to vote as stockholders, the election of directors and the approval of significant transactions. See "Principal Stockholders" and "Description of Capital Stock."

Our officers, directors and existing stockholders may purchase shares in order for us to sell the minimum number of shares needed for us to complete this offering even if there is insufficient interest from public stockholders.

     The terms of this offering permit our officers, directors and other existing stockholders to purchase shares in order for us to reach the minimum number of shares needed to be sold in order to complete this offering. The purchase of shares by our officers, directors and other existing stockholders could indicate that we are experiencing difficulties in selling the balance of the shares beyond the minimum offering and could indicate insufficient investor interest in us to create an active market for our common stock following the offering. Moreover, in the event our officers, directors and existing stockholders do purchase shares under this prospectus, their percentage ownership in us will increase and the percentage ownership of public stockholders will decrease from what otherwise would be the case. See "Dilution."

This offering is not underwritten and, therefore, you will not have the benefit of due diligence and selling efforts normally performed by underwriters.

     There is no underwriter for this offering. Therefore, offerees will not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter being involved in, among other things, the preparation of disclosures and the pricing of the common stock offered by this prospectus. We are not in the business of selling and distributing securities. Accordingly, there is no prior history from which investors may judge our ability to complete this offering. In addition, since our common stock is being offered on a "best efforts" basis, there can be no assurances as to the number of shares that may be sold or the amount of capital that may be raised pursuant to this offering. See "Plan of Distribution."

The offering price has been arbitrarily determined.

     The offering price for the shares has been arbitrarily determined by us and bears no relationship to our assets, current or prospective earnings or book value, is not based on any measure of our intrinsic value, if any, and has not been derived by use of any conventional accounting method or any independent appraisal, assessment of value or other recognized criteria of value of us or the shares. The offering price should not be regarded as an indicator of the future market price of our shares.

You will experience immediate and substantial dilution.

     The offering price per share of the shares offered under this prospectus is significantly higher than the price per share that was paid to us by our current stockholders. Purchasers in this offering will suffer immediate dilution of between approximately $0.96, or 96.0% of the offering price, if the minimum number of shares offered are sold, and approximately $0.816, or 81.6% of the offering price, if the maximum number of shares offered are sold. Purchasers of shares in this offering will, therefore, incur immediate and substantial dilution in that the net tangible book value per share of our common stock after the offering will be substantially less than the per share offering price under this prospectus. See "Dilution."

You will be relying on the judgment of our management regarding the use of the proceeds of this offering.

     A substantial portion of the net proceeds of this offering will be used for general corporate purposes, including working capital. Consequently, our management will have significant flexibility in applying the net proceeds of this offering without stockholder approval. See "Use of Proceeds."

The first proceeds of this offering will be used to pay the expenses of the offering and a portion of the remaining proceeds will be used to pay officers' salaries.

     The first proceeds of this offering will be used to pay commissions and an expense allowance to any NASD members that we may determine to retain and to pay the expenses of the offering, which we presently anticipate will approximate $50,000. Of the remaining proceeds, $170,000 is to be used to pay the salaries of our officers during our first year of operations and a significant portion of the proceeds of the offering will be used for general working capital, which could pay the salaries of additional officers we may hire during our first year of operations as we seek to grow or pay officers' salaries during subsequent years of operations. See "Use of Proceeds."

There is no certainty that an active market for our common stock will develop, that if a market develops it will not be volatile or that you will be able to sell your shares at or above the price you paid for them, if at all.

     This offering is the initial public offering of our common stock and, accordingly, there has not been, any public trading market for our common stock. If we sell substantially less than the 3,000,000 maximum number of shares we are offering, there will be a relatively minimal public float for trading in our common stock. Furthermore, the offering is being made directly by us, without a professional underwriter to develop a continuing interest in, and an after market for, our common stock. Also, in order for a market to develop, one or more broker-dealers will need to agree to serve as market makers for our common stock. As a result of these factors, there can be no assurance that an active and liquid public trading market will develop or, if developed, that it will be sustained. In addition, market conditions and fluctuations that may occur in our results of operations because earnings will not be realized evenly over time periods may cause the price of our common stock to be volatile. Furthermore, if our operating results do not meet expectations that may develop, or if a significant number of shares are sold into the public market, the market price of our shares may be adversely affected.

There is uncertainty as to the market, if any, in which our common stock will be traded or the effect of the participation by a limited number of market makers for our common stock.

     We intend to apply for quotation of our common stock on NASDAQ's Over-the-Counter Bulletin Board. In order to gain admission onto the OTCBB at least one broker-dealer must agree to serve as a market maker for our common stock. We cannot guarantee that our application will be approved and that our shares will be quoted for sale on that market. If we are unsuccessful, our common stock may, if there is sufficient interest, be quoted through the "pink sheets." To the extent that a limited number of brokerage firms act as market makers for our shares, they may be a dominating influence in any market that might develop, and the degree of participation by those firms may significantly affect the price and liquidity of our shares. Broker-dealer firms may discontinue their market making activities at any time. The prices at which our shares are traded in the market will be determined by these firms and by the purchasers and sellers of our shares, but these prices may not necessarily relate to our assets, book value, results of operations or other established and quantifiable criteria of value.

Our common stock will be considered a "penny stock" which may make it difficult for us to obtain market makers for our shares.

     The SEC has adopted a number of rules to regulate "penny stocks." A penny stock is generally defined to be any equity security not listed on Nasdaq or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions which, at least for a significant period of time, will not be applicable to our common stock. Over-the-Counter Bulletin Board trading is not considered a listing on Nasdaq. Our shares may constitute a "penny stock," within the meaning of these rules. The rules impose special sales practice requirements upon broker-dealers that sell penny stocks to parties other than established customers or accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for certain purchasers, make special lengthy disclosures in a form designated by the SEC, provide detailed written disclosure to buyers of current price quotations for our shares and of any sales commissions or other compensation payable to any broker or dealer or any other related person involved in the transaction, and receive the purchaser's written agreement to the transaction prior to the sale. These rules may limit the ability or willingness of broker-dealers to make a market in our shares and may limit the ability of our stockholders to sell in the secondary market through broker-dealers or otherwise. We also understand that many brokerage firms discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these rules. The rules may, therefore, affect the ability of owners of our shares to sell their shares in any market that may develop for our common stock.

The sale or possible sale of a substantial number of our common shares in the public market following this offering could negatively affect the price of our common stock.

     After this offering there will be outstanding between 14,100,000 and 16,600,000 shares of our common stock. Of these shares, the shares sold in this offering will be freely tradable, except for any shares that may be purchased by our "affiliates," as defined in Rule 144 under the Securities Act. The remaining 13,600,000 shares are "restricted securities," of which 13,000,000 shares will become eligible for resale under Rule 144 on April 1, 2003 and the remaining 600,000 shares will become eligible for resale under Rule 144 from May through August 2003. Subject to meeting certain requirements, a person together with certain persons with whom that person is required to aggregate shares, may sell, in brokerage transactions and/or market maker transactions, in every three month period, an amount equal to the greater of (a) 1% of our issued and outstanding common stock or (b) if our shares ever become listed on a stock exchange or Nasdaq, the average weekly trading volume of the common stock during the four calendar weeks prior to sale. Rule 144 also permits, under certain circumstances, the sale of restricted securities without any quantity limitation and without complying with the other limitations of Rule 144 by a person who is not an affiliate of our company and who has satisfied a two year holding period.

     In addition, we have reserved for issuance 3,000,000 shares of our common stock under a stock option plan which we may determine to register for issuance under the Securities Act of 1933. In general, those shares that we register for issuance under option plans, when issued, will also be freely tradable by those who are not affiliates of our company or saleable by our affiliates under Rule 144 but without any further holding period.

     Future sales of substantial amounts our common stock, or the availability of substantial amounts of our common stock for sale, could materially and adversely affect the market price for our common stock, including the shares offered by this prospectus, and our ability to raise capital by offering equity securities. See "Description of Capital Stock - Shares Eligible for Future Sale."

Provisions in our certificate of incorporation and Delaware law may deter takeover efforts that you feel would be beneficial to stockholder value.

     Our certificate of incorporation allows us to issue preferred stock without any vote or action by our stockholders. The issuance of those shares could be used to dilute a potential hostile acquiror. While we have no present intention of issuing any preferred stock, this provision may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of us. Our ability to issue preferred stock also could limit the price that investors might be willing to pay in the future for shares of our common stock.

     Delaware law also imposes restrictions on mergers and other business combinations between us and any person who does not obtain the approval of our board of directors prior to becoming the owner of 15% or more of our outstanding common stock. While we believe these provisions provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our board of directors, these provisions apply even if the offer may be considered beneficial by some stockholders, and a takeover bid otherwise favored by a majority of our stockholders might be rejected by our board of directors. See "Description of Capital Stock - Preferred Stock; Delaware Anti-Takeover Law."

Purchasers of shares in this offering will not have the use of monies invested for up to 180 days.

     The offering being made under this prospectus is being made directly by us subject to receipt of subscriptions and payment for not less than 500,000 shares within a period that will end 90 days after the date of this prospectus unless we sooner complete the sale of 500,000 shares or later if we have not by that time sold 500,000 shares and extend the offering period for up to an additional 90 days.

     All subscription payments received during the offering period will be deposited into an interest-bearing escrow account at __________. While purchasers will receive the return of funds they deposit, together with the interest earned on those amounts, if at least 500,000 shares are not sold during the offering period, as extended, purchasers will not have the use of their monies during this period. See "Plan of Distribution."

We do not intend to pay dividends which could reduce our attractiveness to investors.

     We intend to retain all of our earnings, if any, for use in our business and do not anticipate paying any cash dividends in the foreseeable future. The payment of any future dividends will be at the discretion of our board of directors and will depend upon a number of factors, including future earnings, the success of our business activities, any regulatory capital requirements to which we may become subject, our general financial condition and future prospects, general business conditions and such other factors as the board of directors may deem relevant. This investment may be inappropriate for you if you need dividend income and may make our common stock less attractive to investors looking for dividends as a return on their investment. See "Dividend Policy."

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

     This prospectus contains certain "forward-looking statements" about us and our industry that are based on our current expectations, assumptions, estimates and projections. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases in this prospectus to identify forward-looking statements. These forward-looking statements are made based on our management's expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These forward-looking statements involve risks and uncertainties. The factors described under the heading "Risk Factors" are among those factors, but may not be the only factors, that may cause actual results to differ materially from the forward-looking statements. All of our forward-looking statements should be considered in light of these factors. Accordingly, our actual results could differ materially from those anticipated in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                 USE OF PROCEEDS

     We estimate that the net proceeds from the sale of the shares being offered will be between approximately $450,000 if we sell the minimum number of shares being offered and approximately $2,950,000 if we sell the maximum number of shares being offered. Both amounts are after estimated expenses of the offering of $50,000. These estimated expenses do not include any sales commissions and expense allowance that we pay to any NASD member firms who we may retain to sell shares in this offering. The amount of these commissions and expenses would reduce the net proceeds which we receive.

     We believe the minimum proceeds from the offering will be sufficient to execute our business plan for at least one year. Should we receive more than the minimum proceeds, we expect to deploy the additional amounts received to expand our operations at a faster pace and to support our operations for a longer period of time. We expect to use the net proceeds as follows during our first year after completion of this offering:

                                                                            50% OF
                                              MINIMUM SOLD              OFFERING SOLD          MAXIMUM SOLD
                                              ------------              -------------          ------------
Gross proceeds from
     the offering                                  $ 500,000             $1,500,000              $3,000,000
Less: offering expenses                               50,000                 50,000                  50,000
                                                   ---------             ----------              ----------
Net proceeds from offering                         $ 450,000             $1,450,000              $2,950,000
                                                   =========             ==========              ==========

Use of net proceeds:
    Officers' salaries                             $ 170,000              $ 170,000              $  170,000
    Administrative salaries                        $  50,000              $ 300,000              $  500,000
    Marketing costs                                $  75,000              $ 150,000              $  250,000
    Establishment of offices                       $  50,000              $ 100,000              $  150,000
    General working capital                        $ 105,000              $ 730,000              $1,880,000
                                                   ---------             ----------              ----------
Total use of net proceeds                          $ 450,000             $1,450,000              $2,950,000
                                                   =========             ==========              ==========

     Our officers will receive, pursuant to their employment agreements, annual salaries aggregating $170,000 commencing two weeks after the receipt of the minimum proceeds of this offering. See "Management" and "Executive Compensation
- Employment Agreements."

     Administrative salaries, if we receive only the minimum proceeds from this offering, are anticipated to include salaries and related payroll expenses for secretaries and receptionists and other staff at our offices. To the extent we receive more than the minimum proceeds from this offering and are able to hire investment banking personnel and other professionals as we grow, salaries, other compensation and payroll costs are expected to increase.

     Marketing costs are expected to include travel to solicit, and perform services at clients; travel to, and entertainment of, clients and broker-dealers who may be interested in underwriting the securities of our clients; attending venture capital and other trade conferences. Most of our direct client solicitation will initially be conducted by Vladimir F. Kuznetsov in Moscow and Leonard W. Suroff in New York. See "Management." We intend to conduct selective advertising in business and trade newspapers and periodicals, develop our website to which prospective clients will have access, conduct and sponsor educational conferences, and develop contacts with various accounting and law firms located in Russia and elsewhere throughout the Commonwealth of Independent States. We expect that our website, including the internet access expenses for a high speed cable modem connection to the internet and web hosting services for the website, which we expect will cost approximately $5,000, will support all of the offices that we presently contemplate. We do not expect to expand our website if we receive more than the minimum proceeds of this offering. See "Business - Marketing."

     Costs for the establishment of our offices entails security deposits for leased premises, rent for the first year, and the acquisition of furniture and fixtures for our premises. We anticipate that we will initially have one office in Moscow, Russia and one office on Long Island, New York. We anticipate that, as we grow, we will use more of the proceeds of the offering to expand our offices and, therefore, will make more security deposits, pay more rent and require more furniture and fixtures. See "Business - Properties."

     General working capital includes office expenses and supplies, costs of SEC reporting and stockholder relations, including accounting and legal costs and expenses related to the audit and review of our financial statements and the preparation of and filing of our SEC reports and proxy statements. Amounts that we have allocated to general working capital will also be used to pay a portion of other expenses we will incur in the ordinary course of business from time to time if cash flow from operations is insufficient to meet our expenses, for the purposes outlined in the table after the first year, and during the first year if we have underestimated our costs for those items or are able to expand at a faster pace than we currently anticipate. See "Plan of Operation -- Plan for the Next Twelve Months."

     Pending the uses described, we intend to invest the net proceeds in investment grade, interest-bearing instruments.

     We cannot specify with certainty the particular uses of the net proceeds we may receive after the first year, as much will depend on the level, if any, of our success. Furthermore, the foregoing represents our present intentions based upon our present plans and business conditions. The occurrence of unforeseen events, increasing and servicing our client base at a faster pace than presently contemplated before we receive substantial revenues, or changed business conditions, however, could make it necessary or advisable to reallocate some of the proceeds within the categories set forth in the table. Accordingly, we have allocated increasing amounts to general working capital to the extent we sell more shares in the offering. These amounts would be used principally in the other categories set forth in the table in a manner our management deems appropriate. As a result, our management will have broad discretion in applying the net proceeds we receive.

                                    DILUTION

     We were initially capitalized by the sale of common stock to our founders, members of our advisory board and friends and family of our founders. The following table sets forth the difference between the price paid by our existing stockholders and the price to be paid by purchasers in this offering:

     The table below assumes that the only minimum number of shares offered under this prospectus are sold:

                                             SHARES ISSUED                 TOTAL PAID
                                         -----------------------      ----------------------           AVERAGE PRICE
                                         NUMBER       PERCENT         AMOUNT         PERCENT             PER SHARE
                                         ------       -------         ------         -------             ---------

Existing stockholders                  13,600,000      96.5%         $151,300          23.2%               $.011
Public stockholders                       500,000       3.5%         $500,000          76.8%               $1.00

        Total                          14,100,000       100%         $651,300           100%               $.046


The table below assumes that 50% of the number of shares offered under this prospectus are sold:

                                             SHARES ISSUED                 TOTAL PAID
                                         -----------------------      ----------------------           AVERAGE PRICE
                                         NUMBER       PERCENT         AMOUNT         PERCENT             PER SHARE
                                         ------       -------         ------         -------             ---------

Existing stockholders                  13,600,000       90%          $151,300           9.2%               $.011
Public stockholders                     1,500,000       10%        $1,500,000          90.8%               $1.00

        Total                          15,100,000      100%        $1,651,300           100%               $.109

The table below assumes that the maximum number of shares offered under this prospectus are sold:

                                             SHARES ISSUED                 TOTAL PAID
                                         -----------------------      ----------------------           AVERAGE PRICE
                                         NUMBER       PERCENT         AMOUNT         PERCENT             PER SHARE
                                         ------       -------         ------         -------             ---------

Existing stockholders                  13,600,000     81.9%          $151,300           4.8%               $.011
Public stockholders                     3,000,000     18.1%        $3,000,000          95.2%               $1.00

        Total                          16,600,000      100%        $3,151,300           100%               $.190

     "Dilution" is the difference between the public offering price for shares being offered by this prospectus and our net tangible book value per share immediately after the offering of our common stock. "Net tangible book value" is the amount that results from subtracting our total liabilities and intangible assets from our total assets. "Net tangible book value per share" is our net tangible book value divided by the number of shares outstanding. As of September 30, 2002, the net tangible book value of our common stock was $111,629 or $0.008 per share based on the 13,600,000 shares outstanding. After giving effect to the sale by us of the 500,000 minimum number of shares offered under this prospectus at an offering price of $1.00 per share and after deducting estimated expenses of this offering, but excluding any commissions and expense allowance we may pay any participating NASD member firms, our pro-forma net tangible book value as of that date would be $261,629 or $0.04 per share, based on the 14,100,000 shares that would be outstanding at that time. This represents an immediate increase in the net tangible book value per share to our existing stockholders of $0.032 and an immediate dilution of $0.96 per share to those who purchase shares in this offering. On the same basis, but assuming the sale by us of 1,500,000 shares, which represents 50% of the maximum number of shares offered under this prospectus, our pro-forma net tangible book value as of September 30, 2002 would be $1,561,629 or $0.103 per share, based on the 15,100,000 shares that would be outstanding at that time. This represents an immediate increase in the net tangible book value per share to our existing stockholders of $0.095 and animmediate dilution of $0.897 per share to those who purchase shares in this offering. Assuming the sale by us of the maximum 3,000,000 shares offered under this prospectus, with the same exclusions, our pro-forma net tangible book value as of that date would be $3,061,629 or $0.184 per share, based on the 16,600,000 shares that would be outstanding at that time. This represents an immediate increase in the net tangible book value per share to our existing stockholders of $0.176 and an immediate dilution of $0.816 per share to those who purchase shares in this offering:

The following table illustrates the dilution per share to public stockholders based on certain assumed numbers of shares sold in the offering:

                                                                                  50% OF THE
                                                           MINIMUM OFFERED          OFFERED     MAXIMUM OFFERED
                                                             SHARES SOLD          SHARES SOLD          SHARES SOLD
                                                             -----------          -----------          -----------

Public offering price per share..............                       $1.00                  $1.00                 $1.00
Net tangible book value per share before
   offering..................................            $0.008                 $0.008               $0.008
Increase attributable to the amount
   invested by public stockholders...........            0.032                   0.095                0.176
                                                         -----                   -----                -----
Net tangible book value after giving effect
   to the offering...........................                       0.04                    0.103                 0.184
                                                                    ----                    -----                 -----
Per share dilution to public stockholders....                       $0.96                  $0.897                $0.816
                                                                    =====                  ======                ======
Percent dilution per share to public
   stockholders..............................                       96.0%                  89.7%                 81.6%

                                 CAPITALIZATION

                                                                                   AS ADJUSTED
                                                                --------------------------------------------------
                                                                              SALE OF     SALE OF 50%    SALE OF
                                                                              MINIMUM     OF MAXIMUM     MAXIMUM
                                                                              SHARES       SHARES        SHARES
                                                            ACTUAL            OFFERED      OFFERED       OFFERED
                                                           ----------         -------      -------       --------
Preferred Stock, $.0001 par value;
  authorized - 1,000,000 shares; no shares
  issued.....................................              $       --        $      --     $     --     $      --
Common stock, $.0001 par value; authorized -
  100,000,000 shares........................
   Shares issued and outstanding (1) -
   13,600,000 actual........................
   14,100,000 as adjusted assuming sale of
   minimum shares offered...................
   15,600,000 as adjusted assuming sale of
   50% of shares offered; and
   16,600,000 as adjusted assuming sale of
   maximum shares offered...................                    1,360            1,410           1,510        1,660
Additional paid in capital .................                  149,940          599,890       1,599,790    3,099,640
Accumulated deficit.........................                  (26,273)          26,273)        (26,273)     (26,273)
                                                           ----------        ---------     -----------  -----------

TOTAL STOCKHOLDERS' EQUITY..................               $  125,027        $ 575,027     $ 1,575,027  $ 3,075,027
                                                           ==========        =========     ===========  ===========

_______________________
(1) We have a stock option plan which enables us to grant options to purchase up to 3,000,000 shares of our common stock to our present and future employees, officers, directors and consultants. No options have been granted to date.

                                 DIVIDEND POLICY

     We do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our board of directors will determine our dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of our earnings, if any, to support our business activities.

                                PLAN OF OPERATION

LIQUIDITY AND CAPITAL RESOURCES

     We remain in the development stage. Since our inception, we have been financed through private placements of an aggregate of 13,600,000 shares of our common stock to our officers, directors, advisors and their respective families and friends for an aggregate of $151,300.

     Although we have no present commitments for capital or other expenditures, other than fees and expenses related to the conduct of this offering, we intend to use the minimum proceeds of this offering over the next twelve months in the manner discussed under "-- Plan for the Next Twelve Months," below, and, over time, depending upon the amount of proceeds received, as set forth in "Use of Proceeds," above.

     We cannot predict to what extent our liquidity and capital resources will be diminished prior to the implementation of our business plan or whether our capital will be further depleted by operating losses (if any) in carrying out our business plan.

RESULTS OF OPERATIONS

     To date, we have received no revenues, although we have entered into financial advisory agreements with three Russian banks. Each agreement provides that we will only receive compensation for our services upon our client's successful completion of a covered transaction. Accordingly, prior to our receipt of operating revenues, we are funding expenses from the funds we received in the private placements and from the proceeds of this offering.

     From our inception on April 1, 2002 through September 30, 2002, we incurred a loss of $26,273 as we have been incurring expenses without commensurate revenues. Our expenses through September 30, 2002 were comprised of $14,154 for travel and entertainment in soliciting clients, $2,351 in connection with our organization and $2,000 for auditing our financial statements. We also spent $13,398 with respect to this offering. If this offering is successful, these offering expenditures will be charged against our capital. If the offering is not completed, these offering costs will be expensed.

     For at least the current fiscal year, we anticipate incurring a loss, primarily for marketing expenses, operating expenses and expenses associated with locating and evaluating client candidates.

PLAN FOR THE NEXT TWELVE MONTHS

     We believe that the minimum proceeds from this offering, estimated to be $450,000, will be sufficient to execute our business plan for at least one year.

     Our officers will receive, pursuant to their employment agreements, annual salaries aggregating $170,000 commencing two weeks after the receipt of the minimum proceeds of this offering. We expect to hire one administrative assistant to perform secretarial and receptionist services at each facility. We estimate that administrative salaries during this one year period will aggregate approximately $50,000. However, to the extent we receive more proceeds from this offering and are able to hire investment banking personnel and other professionals, salaries, other compensation and payroll costs are expected to increase. See "Use of Proceeds."

     We have allocated $75,000 of the proceeds of this offering to our marketing budget during our first year assuming that we will receive only the minimum proceeds of this offering. Depending on the responses to our planned newspaper advertisements and to our website on the Internet, we may pursue other advertising medium to increase our visibility to our prospective clients. We have not yet developed a plan for advertising on any other medium at this time. See "Use of Proceeds" and "Business -- Marketing."

     Our business plan calls for us to initially open one office in Moscow and one office on Long Island, New York. Our office in Moscow will house our president and chief executive officer, who will be primarily responsible for soliciting clients in Russia and, at such time as we have sufficient resources and confidence is developed in their economies and growth, in the other countries of the Commonwealth of Independent States.

     Our office in New York will house our secretary and treasurer who will be in charge of our administrative functions, as well as facilitating relationships with investment banking firms, law firms, accounting firms and other organizations needed to facilitate the raising of capital by our clients in the United States.

     We presently anticipate that each office will consist of approximately 500 square feet at an annual rental of approximately $20,000 for our Moscow facility and $12,000 for our New York facility. We have budgeted $50,000 to the establishment of these offices, including for security deposits, rent for the first year, and the acquisition of furniture and fixtures. As we expand, we anticipate opening additional offices in Russia and expanding and, possibly upgrading, our Moscow and, possibly, New York offices. See "Use of Proceeds."

     We have also allocated $105,000 of the initial proceeds of this offering for general working capital. General working capital includes office expenses and supplies, costs of SEC reporting and stockholder relations, including accounting and legal costs and expenses related to the audit and review of our financial statements and the preparation of and filing of our SEC reports and proxy statements. Amounts that we have allocated to general working capital will be used to pay a portion of other expenses we will incur in the ordinary course of business from time to time if cash flow from operations is insufficient to meet our expenses, and for the purposes outlined in the table after the first year or during the first year if we have underestimated our costs for those items or are able to expand at a faster pace than we currently anticipate.

     Should we receive more than the minimum proceeds, we expect to deploy the additional amounts received to expand our operations at a faster pace and to support our operations for a longer period of time. See "Use of Proceeds."

                                    BUSINESS

OUR COMPANY

     IPORUSSIA offers business advisory services to private companies located in the Russian Federation that are interested in raising capital, usually by taking their companies public in the United States, as a means of obtaining access to capital for their companies and liquidity for their principals and other stockholders. In the future, we plan to offer our services in other countries in the Commonwealth of Independent States. We offer a range of business advisory services to our clients, including providing information regarding the requirements and procedures of going public, assisting them in assembling a team of professionals knowledgeable and experienced in the process, introducing them to broker dealers to assist them in raising capital and providing other services to facilitate their capital raising. We do not intend to raise capital for our clients, although we may introduce our clients to broker-dealers which may assist our clients in raising capital from public and in private offerings. In appropriate situations we may, alternatively, help our clients to pursue strategic alliances, including business combinations.

     Since we began operations in April 2002, we have been seeking to establish a client base through the efforts of our president and chief executive officer who is based in Russia and through various organization in Russia seeking to foster foreign investment in Russian companies. Although we have entered into financial advisory agreements with three Russian bank clients, to date we have not generated revenues.

     We believe there are a significant number of companies in Russia and the other countries in the Commonwealth of Independent States seeking assistance to raise capital through the public markets. We intend to guide and assist selected companies that are considering a public offering but which lack the expertise to enable them to proceed with the process on their own. We do not intend to limit our clients to those in any particular industry or country within the Commonwealth of Independent States.

     Initially we will focus our business within the Russian Federation and later, to the extent we are successful and grow, and their economies and foreign confidence in them grow, companies in the following eleven countries which form the remainder of the Commonwealth of Independent States (CIS):

         o    Azerbaijan                             o   Tadjikistan
         o    Armenia                                o   Turkmenistan
         o    Byelorussia                            o   Uzbekistan
         o    Georgia                                o   Ukraine
         o    Kazakhstan                             o   Moldova
         o    Kirghizia


     Our target market consists of established businesses with products or services that we perceive as having compelling features and providing benefits that we believe will be well-received in the marketplace, with national or international sales potential, and whose management teams have limited or no experience or knowledge in the going public process.

MARKET BACKGROUND AND STRATEGY

     Following the collapse of communism and its replacement with capitalism in late 1991 and early 1992, Russia began a program to privatize its former state-owned industries.

     According to the Ministry of Property Management of the Russian Federation, from the start of Russia's privatization campaign in 1992 through December 31, 2001, the number of privatized companies reached 129,811 which is more than 66% of the total number of the State-owned enterprises at the beginning of privatization process.

     We believe that, with the expansion of the Russian economy since Russia's financial crisis and currency devaluation in 1998, confidence in the Russian economy has been growing, resulting in an expansion of foreign investment in Russian companies due to Russia's market potential, low cost work force and availability of natural resources, particularly oil and gas. We also believe that the recent successful public offerings in the United States and listings on the New York Stock Exchange of Mobile Telesystems OJSC in June 2000 and Wimm-Bill-Dann Foods, OJSC in February 2002 will further spur Russian companies to seek capital in the United States, to expand their operations.

SERVICES OFFERED

     We plan to help our clients in planning to raise capital in the United States, and, in appropriate circumstances, we may advise our clients to offer their securities in markets such as England or Germany, either together with or instead of the United States, in one or more of the following ways:

     o Familiarizing clients with the process and procedures for raising capital in the United States, including:

          >> The potential benefits and detriments to selling their securities in public markets;

          >>   The registration process;

          >>   Listing requirements and procedures;

     o Assisting clients in evaluating their business opportunities and strategic and financial alternatives with a view toward maximizing business opportunities and stockholder value;

     o Work with client to analyze the potential economic impact to it, its principals and its stockholders of a public offering and other forms of financing;

     o Helping clients to develop business strategies and goals, and assisting in the preparation of a business plan;

     o Advising on the establishment of a capital structure suitable for a public company to assure they have adequate authorized securities, sufficient outstanding shares for an adequate public float and a structure designed to have a minimum offering price required in order for institutional investors to invest and establish a range customary in the market in which their securities are to be offered;

     o Advising on building and strengthening management teams that are appropriate for a public company, including individuals with appropriate operational, financial and accounting backgrounds;

     o Advising on the creation of compensation arrangements, including incentive programs, to align the interests of management and investors;

     o Helping clients develop a board of directors structure acceptable to United States investors and that meets the applicable requirements of the exchange or automated trading system on which the client proposes to list its securities, including helping to find sufficient and appropriate independent directors and establishing audit, compensation and other committees;

     o Advising on the appropriate market on which the securities proposed to be offered by our clients are to be listed and traded, including providing information regarding the criteria for initial and continuing listing of the potential markets.

     o Interviewing and recommending to clients, in both their country of origin and in the countries in which they intend to offer their securities:

          >>   Law firms

          >>   Accounting firms

          >>   Investment banking firms and underwriters

     o Introducing clients to transfer agents, registrars and banknote companies;

     o Counseling on public relations following completion of an offering, including recommending public relations firms to the client;

     o Assisting in the organization and development of information for inclusion in a registration statement or other disclosure document and in listing documents.

     We will not directly or indirectly raise capital for our clients. However, we may introduce our clients to broker-dealers who may assist them in raising capital. We will not provide any legal or accounting advice to clients, accountants, investment bankers or others who we either introduce or recommend to our clients. We believe fees for our services will include cash fees, shares, and warrants in client company's common stock or a combination of those forms of consideration. The amount of cash, stock and warrants will vary depending on the type and scope of services required by the client and through negotiation with each client.

MARKETING STRATEGY

     We believe that we will attract potential clients from various sources, initially through contacts that our chief executive officer and members of our advisory board have in Russia. We also intend to conduct selective advertising in business and trade newspapers and periodicals, develop our website to which prospective clients will have access, conduct and sponsor educational conferences, and develop contacts with various accounting and law firms located in Russia and elsewhere throughout the Commonwealth of Independent States. We plan to have an Internet web site located at www.iporussia.us. The web site will also be registered in different Internet search engines, including Yahoo, Excite, AOL and other major search engines, so that clients and potential clients can find our web site. Depending on the responses to our planned newspaper and our website on the Internet, we may pursue other advertising medium to increase our visibility to our prospective clients. We have not yet developed a plan for advertising on any other medium at this time.

     In light of our limited staff and resources and to properly develop our reputation, we intend to be selective in accepting clients. We will evaluate each potential client candidate by analyzing its business and prospects for a public offering. In our evaluations, will analyze, among other things, the potential client's financial position, the experience of its management, its products, services and concepts, its competitors, its stockholder base, its organization and its capitalization to determine whether a public offering is feasible or advisable for the potential client.

     In August 2002, we entered into a Memorandum of Understanding with Finance-Analyst Joint Stock Company, a duly registered Russian stock broker and asset manager qualified to trade securities of customers residing in the Russian Federation. The Memorandum of Understanding provides for cooperation between us, Finance-Analyst Joint Stock Company will introduce us to Russian corporations desirous of going public in foreign markets and also assist in the due diligence process. In turn, we will recommend that our clients consider using Finance-Analyst Joint Stock Company to list their securities on the Russian stock market.

     On October 31, 2002, we entered into separate Protocols of Mutual Understanding and Support with The Chamber of Commerce and Industry of Moscow Region and the Moscow Region Center of Innovative Technologies, each of which has agreed, with no cost to us, to identify, and facilitate our introduction to, Russian corporations that may be interested in our services. The Chamber of Commerce and Industry is a non-state, non-profit organization set up with the aim of promoting growth of the Russian economy and its integration into the world economic system, and forging trade, economic, scientific and technological links between Russian and foreign business communities, including assisting in the attraction of foreign investments. INPROTECH, the Moscow Region Center for Innovation Technologies, was formed in 2001 on the initiative of the Government of Moscow Region of the Russian Federation to establish a quality system for the support and development of innovation and investment activities in the Moscow Region. INPROTECH has developed a database of investment projects and innovation technologies in Moscow. This database is available to investors interested in investments in the region.

INITIAL ADVISORY CONTRACTS

     To date, we have entered into agreements to advise three Russian banks to assist in their efforts to raise additional capital.

     The first agreement was entered into on April 30, 2002 with the Joint Stock Bank Elektronika based in Moscow and provides for us to endeavor to introduce the bank to one or more underwriting companies, stock brokerage companies or investors who may be interested in engaging in a financing arrangement or in a business combination with the bank. The bank has agreed to pay us a cash fee, upon closing of the transaction, of 7% of the consideration, as defined, paid in any of those type transactions that are consummated. We have agreed to pay 2/7 of our fee to a stockholder who owns less than 5% of our common stock. The agreement provides for a 24-month term and we are entitled to receive our full fee even if a covered transaction is entered into up to two years after the expiration of the agreement with an investor we introduced to the bank during the term of the agreement. We are in the process of obtaining the business information about the bank in the English language for distribution to various third parties that may be interested in underwriting securities of the bank.

     The second agreement, entered into on October 31, 2002 with Russian Deposit Bank, provides for us to provide business consulting assistance and guidance, as well as introducing this client to underwriting companies, stock brokerage companies, a foreign bank or bank group investors interested in effecting a strategic alliance or financing on acceptable terms to the bank and the investor. We are to receive a cash fee, upon closing of the transaction, of 5% of the consideration, as defined, paid in any of those type transactions that are consummated. We have agreed to pay 10% of our fee to an unaffiliated third party. The agreement provides for a 24-month term and we are entitled to receive our full fee with respect to a covered transaction that is entered into up to two years after the expiration of our agreement with an investor we introduced to the bank during the term of our agreement,.

     A third agreement was entered into with Avangard Joint Stock Bank, OJSC, on November 11, 2002, and provides for us to endeavor to assist and introduce the bank or its affiliates to underwriting companies, stock brokerage companies, a foreign bank or bank group to be a potential strategic alliance partner and/or investors who may be interested in engaging in a business combination with the bank or its affiliates or a financing arrangement for a private placement or initial public offering of Avangard's securities on a foreign stock market. We are to receive a cash fee upon closing of the transaction of 3-5% of the consideration paid in a covered transaction that is consummated. We have agreed to pay 10% of our fee to an unaffiliated third party. The specific amount of the fee and the method of computing the consideration paid in the transaction is to be mutually determined. The agreement provides for a 24-month term and we are entitled to receive our full fee even if a covered transaction is entered into up to twelve months after the expiration of the agreement with an investor we introduce to the bank during the term of the agreement.

COMPETITION

     Competition in Russia for the business advisory services that we are offering is likely to rapidly evolve in time as Russian companies expand their capital raising efforts. There are no substantial barriers to entry into our operations, and we expect that competition will increase. Foreign investment banking firms, such as ING Baring in the case of the recent Winn-Bill-Dann offering, have already begun underwriting securities of Russian companies. We expect our principal competitors to be:

          o    Investment banking firms

          o    Law firms

          o    Accounting firms

          o    Specialized consulting companies.

     Most of the companies with whom we will compete have more experience in capital raising than us and our officers, directors and advisors, and have greater market presence and financial, technical, personnel, marketing and other resources than we have. We intend to compete primarily through contacts that our president and chief executive officer has throughout Russia and our marketing efforts.

GOVERNMENT REGULATION

     The services being provided by us to clients in Russia, including introducing them to underwriters, investment bankers and other financing sources, do not require us to obtain Russian governmental approvals or licenses, although we may be required to register as a company doing business in that country.

     We will not be engaged in the sale of securities to investors. We may introduce our clients to underwriters and investment bankers who will offer and sell our clients' securities. We will be receiving fees solely from issuers and not from underwriters or purchasers of our clients' securities. Furthermore, our clients are not located in the United States. As a result of these factors, we do not believe we will be considered a broker-dealer required to register with the SEC and NASD. Our failure to register as a broker-dealer, if required, could have adverse consequences, including rendering contracts made by us as an unregistered broker-dealer subject to rescission, damages and enforcement action by the SEC. We intend to register a subsidiary as a broker-dealer with the SEC if and when our activities require such registration. If we register a subsidiary as a broker-dealer, principals of the broker-dealer will be required to pass certain tests. There can be no assurance that they will pass those examinations. Registration would also require us to adhere to a number of rules. We, therefore, may be required to hire additional personnel and, in any event, will incur additional expenses for compliance with SEC and NASD rules.

EMPLOYEES

     At present our only employees are Vladimir F. Kuznetsov, our president and chief executive officer, and Leonard W. Suroff, our secretary and treasurer. Neither has devoted substantial time to our business to date. However, following the receipt by us of the minimum proceeds of this offering, Mr. Kuznetsov is to become a full time employee and Mr. Suroff will devote such business time, as is necessary to fulfill his duties, estimated to be, on average, approximately three days per week. See "Management" and "Executive Compensation - Employment Agreements."


LEGAL MATTERS

     There is no pending or, to our knowledge, threatened litigation or administrative action against us or our officers and directors.

PROPERTIES

     We presently maintain our principal executive offices at the residence of our secretary and treasurer, Leonard W. Suroff, from which we conduct operations, and for which we pay no rent and do not anticipate paying rent in the future. Presently, we have no operating office in Russia. We anticipate that following completion of this offering we will open an office in Moscow to house our Russian and other CIS operations and an office on Long Island, New York to house our United States operations. We have not selected a location as yet for either of these offices. The Company expects to, during our initial stages, lease approximately 500 square feet of space in each location at a rental that is expected to approximate $20,000 per year for our Moscow space and $12,000 per year for our Long Island space.

                                   MANAGEMENT

         Our executive officers and directors are:


                  NAME                                  OFFICE
                  ----                                  ------

        Vladimir F. Kuznetsov   President, Chief Executive Officer and Director

        Leonard W. Suroff       Treasurer, Secretary and Director

        Richard Bernstein       Director


     The following describes the employment background during the past five years of our executive officers and directors and the members of our advisory board:

     VLADIMIR F. KUZNETSOV - President, Chief Executive Officer and Director

     Vladimir F. Kuznetsov has been our president, chief executive officer and a director since our inception in April 2002. Mr. Kuznetsov does not presently devote a significant amount of time to our affairs but, upon our receipt of the minimum proceeds of this offering, he will become a full-time employee pursuant to an employment agreement with us. Since February 1999, Mr. Kuznetsov has been employed as managing director of the Moscow Office of Rascom, a company that provides telecommunications services. Mr. Kuznetsov is engaged in organizing Rascom's marketing campaign. From November 1997 to February 1999, Mr. Kuznetsov was employed as director for marketing and sales and director for business development of Macomnet, a Russian-American joint venture, a fiber-optic telecommunications carrier. Mr. Kuznetsov was engaged in restructuring Macomnet's marketing and sales force. From January 1997 to November 1997, Mr. Kuznetsov was employed as technical director of telecommunications systems for Altro GmbH (Austria), a telecommunications and security systems distributor. From May 1996 to January 1997, Mr. Kuznetsov was a marketing and sales representative in Russia for Securacom, Inc., a United States based security systems distribution company. From September 1973 to October 1994, Mr. Kuznetsov was an officer of the Armed Forces of the USSR and the Russian Federation, rising to the rank of colonel attached to the General Staff of the Armed Forces. Mr. Kuznetsov graduated from Lvov Polytechnic Institute as an Electronics Systems Engineer and from the Military Telecommunications Academy, receiving a degree in Management of Telecommunications Systems. Vladimir F. Kuznetsov is 52 years of age.

     LEONARD W. SUROFF - Secretary, Treasurer and Director

     Leonard W. Suroff has been our secretary, treasurer and a director since our inception in April 2002. To date, Mr. Suroff's activities have related principally to formulating our business strategy and managing our capital-raising activities on a part-time basis. Following our receipt of the minimum proceeds of this offering, Mr. Suroff is to devote such business time as is necessary to our business to fulfill his duties as secretary, treasurer and a director of the Company pursuant to an employment agreement with us. For more than the past five years, Mr. Suroff has been corporate counsel to TII Network Technologies, Inc., a publicly traded company engaged in the manufacture of electronic products. From May 1990 until September 2002, Mr. Suroff also was corporate counsel to American Biogenetic Sciences, Inc., a publicly traded biotechnology company engaged in researching and developing diagnostic tests for cardiopulmonary conditions as well as treatments for neurological disorders. Mr. Suroff graduated from Polytechnic University in New York with a Bachelor of Science degree in Mechanical Engineering and from Brooklyn Law School. Mr. Suroff is admitted to practice before the United States Patent and Trademark Office as a registered patent attorney. Leonard W. Suroff is 65 years of age.

     RICHARD BERNSTEIN - Director

     Richard Bernstein has been a director since our inception in April 2002. Mr. Bernstein has been a private investor since January 1999. From April 1994 to December 1998, he was president and chief executive officer and a director of NovoComm, Inc., a multimedia telecommunications firm, spending approximately 50% of his business time in Russia focusing on the emerging Russian and Ukrainian telecommunications markets. Mr. Bernstein will devote only so much of his time to the affairs of the Company as is necessary to discharge his duties as a director of the Company. Richard Bernstein is 59 years of age.

     All directors hold office until the next annual stockholders' meeting and until their successors have been elected or qualified or until resignation or removal. Vacancies on the board are filled by a majority vote of the remaining directors. Officers serve at the pleasure of the board of directors.

ADVISORY BOARD

     We have established an informal advisory board. The role of the advisory board is to be available to assist our management with general business and strategic planning advice upon request from time-to time. Accordingly, the advisory board members intend to devote themselves part-time to our affairs.

     The advisory board as it is presently composed is as follows:

     Cleveland Johnson, Jr. has extensive experience in both business and government. Since January 1998, Mr. Johnson has been involved primarily in a number of civic, philanthropic, educational and political organizations. From June 1993 to December 1997, Mr. Johnson was vice-president of government relations and a member of the board of directors of Mariga Communications Corp., a company engaged in developing paging systems in Russia. Prior thereto, Mr. Johnson was a regional director of the U.S. Department of Health and Human Services, vice-president for the College of Technology of the State University of New York and deputy county executive for New York's Suffolk County. Mr. Johnson holds a Bachelor of Science degree in Business Administration from Tri-State University and a Masters Degree in Public Administration from New York University. Mr. Johnson is currently a member of the board of directors of Allstate Life Insurance Company and IntrAmerica Life Insurance Company.

     Sergei N. Abeltsev has been vice-chairman of the Liberal-Democratic Party of Russia since 1994 and, since January 2000, has also served as deputy chief of staff of the Committee on Informatization Policy of the Russian Duma, and state counselor, 2nd Class. Mr. Abeltsev provides us with knowledge of the current economic and business environment in the Russian Federation. From December 1995 to December 1999, Mr. Abeltsev was a deputy of the State Duma (the lower House of the Russian Federal Assembly), deputy head of the Liberal Democratic Party Fraction in the Duma and deputy chairman of the Duma Committee on the National Security. Mr. Abeltsev served in the Armed Forces of the USSR from August 1978 to January 1990. He graduated from the Academy of the General Staff of the Armed Forces of the Russian Federation and received a Doctor of Law degree from the Legal Institute of the Ministry of Interior of the Russian Federation.

     Paisley D. Demby has finance and strategic management experience. Since May 1999, Mr. Demby has been president and chief executive officer of PBN Consulting, a company providing business consulting services. In addition, from January 2001 to April 2002, Mr. Demby was business coordinator and a teacher at the Drake School of The Bronx. Mr. Demby has a Bachelor of Arts degree in Engineering and Economics from Brown University and an MBA from The Wharton School, University of Pennsylvania. Prior to attending The Wharton School, Mr. Demby was employed from July 1992 to April 1997 by JP Morgan in its Global Technology and Operations Division and served as a business consultant to various divisions in JP Morgan, including the Financial Department.

     Fyodor I. Ladygin retired as a three-star general of the former Soviet Union Armed Forces in May 1997. Mr. Ladygin, who resides in Moscow, is knowledgeable of the Russian Federation government and private industry. Since July 2002, Mr. Ladygin has been a member of the executive board, East-West Energy Dialogue Institute, a Moscow-based entity that establishes business contacts with oil, gas, electricity and power production companies. Since May 2001, Mr. Ladygin has also been the director of VECTOR United Bureau of Strategic Analysis. From May 1997 until May 2001, Mr. Ladygin served as a private consultant to a number of Russian companies. While in the military, Mr. Ladygin served as chief, intelligence directorate/deputy chief of the general staff of the Russian Armed Forces from August 1992 to May 1997 and chief of the treaty and legal directorate of the general staff from June 1990 to August 1992, where his main responsibility was supervision of arms control negotiations. Since its establishment in September of 1999, Mr. Ladygin has been a member of the Russian National Anti-Corruption Committee, a public organization.

     Gus Poulos has banking and investment finance experience. Mr. Poulos has been a private investor since July 2001. Prior thereto, from June 1993 to July 2001, Mr. Poulos was a partner in Omega Capital LLC, a company providing financial advisory services. From June 1985 to December 1988, Mr. Poulos was president, and from July 1980 to June 1985, executive vice president and chief operating officer of Riverhead Savings Bank. For twenty years prior thereto, Mr. Poulos was senior vice president of Union Savings Bank. Mr. Poulos has a Bachelor of Arts degree in Accounting from Hofstra University.

     Eugene A. Selivra, M.D., is a physician who relocated from Russia to the United States in December 1991. Dr. Selivra is available to advise us on Russian customs and also brings us a knowledge of the international medical industry. Since September 2000, Dr. Selivra has been director of the Winthrop South Nassau University Health System Clinical Trials Network at Winthrop University Hospital in Mineola, New York. From November 1998 to August 2000, Dr. Selivra was clinical studies director for Innovative Clinical Solutions, Ltd., a company engaged in conducting clinical research. From September 1994 to November 1998, Dr. Selivra was employed by Arkansas Mental Health Research & Training Institute, a division of Mental Health Services of the Arkansas Department of Human Services, which is affiliated with the University of Arkansas, as associate director for clinical trials from March 1998 to November 1998 and as coordinator of clinical trials from September 1994 to November 1998. Dr. Selivra received his medical degree from First Leningrad Academician I.P. Pavlov Medical School.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     No officer or director has received or will receive any compensation, other than reimbursement for out-of-pocket expenses incurred on our behalf, until after the completion of this offering. We estimate that, on average, Vladimir F. Kuznetsov, our president and chief executive officer, and Leonard W. Suroff, our secretary and treasurer, have devoted approximately 15 hours and 10 hours per week, respectively, to our affairs. Following completion of this offering, Messrs. Kuznetsov and Suroff will be employed and compensated under their employment agreements discussed below.

EMPLOYMENT AGREEMENTS

     We are a party to employment agreements with Vladimir F. Kuznetsov to serve as our president and chief executive officer and Leonard W. Suroff to serve as our secretary and treasurer. Each employment agreement will become effective two weeks after we receive the minimum proceeds from this offering and will be for a term expiring March 31, 2007, subject to earlier termination as discussed below. However, if we do not receive the minimum proceeds of this offering by April 15, 2003, unless mutually extended, either party to an employment agreement may terminate it on ten days' notice.

     Prior to the effective date of their respective employment agreements, Messrs. Kuznetsov and Suroff are not expected to devote a significant amount of business time to us. Mr. Kuznetsov's agreement provides for him, once his agreement becomes effective, to be our full time employee at the offices we plan to establish in Moscow and to receive an annual salary of $70,000. Mr. Suroff's agreement provides for him to devote such business time as is necessary to our business and to receive an annual salary of $100,000. It is presently estimated that Mr. Suroff will devote, on average, approximately three business days per week to our affairs. The salaries of each of Messrs. Kuznetsov and Suroff are to increase at the end of each 12-month period after its effective date by an amount to be determined by our board of directors, but by no less than 15% over the previous year. Each employment agreement provides that our board of directors may, but is not obligated to, award bonuses based upon the officer's performance. No criteria have been established at this time for determining the basis upon which any bonuses may be awarded. We are to provide each of Messrs. Kuznetsov and Suroff with, among other things, medical insurance and a car for business purposes. We have also agreed to indemnify each, to the fullest extent permitted by applicable law and our certificate of incorporation, against expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of any legal activity, regardless of whether criminal, civil, administrative or investigative in nature, to which he is made a party by reason of his being or having been an officer of us.

     Each agreement permits us to terminate the employment agreement and discharge the employee for cause, as defined in the agreement, and the employee to terminate the agreement in the event of a breach of any provision of the agreement by us, in either case that is not cured within 30 days. We may also terminate an agreement if the employee is disabled and unable to perform his normal duties for a period of four consecutive months or six months in the aggregate in any 12-month period.

     Each of Messrs. Kuznetsov and Suroff have agreed, among other things, not to disclose our trade secrets or confidential information about us nor to compete against us for a period of two years after termination of his employment agreement, if his employment is terminated by us for cause. Each has also agreed not to influence our employees or customers in an attempt to divert their services or business from us for a period of two years after the later of termination of employment or receipt of any compensation from us.

STOCK OPTIONS

     We have adopted a stock option plan to reward and provide incentives to our present and future employees, officers, non-employee directors and consultants. Under the plan, we may grant options to purchase up to 3,000,000 shares of our common stock. The maximum number of shares that can be subject to an option granted to any person in any calendar year can not exceed 500,000 shares. Options may be either "incentive stock options" intended to qualify for favorable tax treatment under Section 422A of the Internal Revenue Code of 1986 or "non-qualified stock options." Options granted to non-employee directors and consultants can only be non-qualified stock options. The plan is administered by our board of directors or a committee of the board. Our board or its committee shall have the authority, subject to the express provisions of the plan, to determine the terms and conditions of each option, including to whom to grant options, the option's term, conditions to the exercise of options, vesting schedules and whether to accelerate the date of exercise of any option installment. Option exercise prices are to be determined by our board or its committee but must be at least 100% of the market value of our common stock on the date of grant or, in the case of an incentive stock option granted to an optionee who possesses more than 10% of the combined voting power of all classes of our stock, 110% of the market value of our common stock on the date of grant. Options can be granted for a term, established by the board or its committee, not exceeding ten years from the date of grant or, in the case of an incentive stock option granted to an optionee who possesses more than 10% of the combined voting power of all classes of our stock, five years from the date of grant.

DIRECTORS' COMPENSATION

     Our directors receive no compensation for their services as directors. Members of the advisory board will receive $1,000 for each meeting they attend and travel and other expenses incurred in connection with their attendance at meetings.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Both our certificate of incorporation and by-laws provide that we shall indemnify, to the fullest extent permitted under the Delaware General Corporation Law, all persons that we have the power to indemnify under that law. Our employment agreements with Messrs. Kuznetsov and Suroff require us to indemnify each, to the fullest extent permitted by applicable law and our certificate of incorporation, against expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of any legal activity, regardless of whether criminal, civil, administrative or investigative in nature, to which he is made a party by reason of his being or having been an officer of us.

     Section 145 of the General Corporation Law of Delaware provides, in general, that a corporation incorporated in the State of Delaware, such as us, may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving in that capacity in another enterprise at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with the action, provided the person acted:

     o    in good faith,
     o in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and
     o with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     However, in the case of a derivative action, an action by or in the right of the corporation, the corporation may indemnify the person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any matter as to which the person is adjudged to be liable to the corporation except to the extent that the court determines the person is fairly and reasonably entitled to indemnity for such expenses.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

CERTAIN TRANSACTIONS

     In April 2002, we sold 13,000,000 shares of our common stock to 26 investors for $.0001 per share, or an aggregate of $1,300. Among the investors were:

     o Vladimir F. Kuznetsov, our president, chief executive officer and a director, who purchased 1,500,000 shares,

     o Leonard W. Suroff, our secretary, treasurer and a director, who purchased 1,225,000 shares,

     o    Richard Bernstein a director, who purchased 1,575,000 shares.

     o    The sons of Mr. Kuznetsov, who purchased 720,000 shares,

     o    The wife and children of Mr. Suroff, who purchased 3,065,000 shares,

     o    The wife and children of Mr. Bernstein purchased 2,790,000 shares, and

     o Five members of our advisory board, who purchased an aggregate of 300,000 shares.

     In May 2002, we sold 100,000 shares of our common stock to two investors for $0.25 per share, or an aggregate of $25,000. One of the investors was Mr. Suroff, who purchased 50,000 shares.

     In August 2002, we sold 500,000 shares of our common stock to two investors for $0.25 per share, or an aggregate of $125,000. One of the investors was an individual retirement plan for a member of our advisory board which purchased 200,000 shares.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of our common stock, as of December 1, 2002, by (i) each person, including any "group," as that term is used in Section 13(d)(3) of the Securities Act of 1934, who is known by us to own beneficially 5% or more of our common stock, (ii) each of our directors, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to the shares owned by them.

                                                               PERCENTAGE OF SHARES
                                                               BENEFICIALLY OWNED
                                                     ------------------------------------------------------------------
                               AMOUNT AND NATURE                                      SALE OF 50% OF   SALE OF MAXIMUM
                                 OF BENEFICIAL       PRIOR TO      SALE OF MINIMUM    MAXIMUM SHARES      OF SHARES
NAME OF STOCKHOLDER                OWNERSHIP         OFFERING      SHARES OFFERED        OFFERED           OFFERED
-------------------           ------------------     --------      --------------        -------           -------

Vladimir F. Kuznetsov         1,500,000                11.0%            10.0%                9.9%            9.0%
Leonard W. Suroff             2,475,000(1)             18.3%            17.6%              16.4%            14.9%
Richard Bernstein             3,125,000(2)             23.1%            22.2%              20.7%            18.8%
All three executive
 officers and directors       7,100,000(1)(2)          52.2%            50.4%              47.0%            42.7%
 as a group

_______________

(1) Includes 1,225,000 shares owned by Mr. Suroff's wife, who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Suroff disclaims beneficial ownership.

(2) Includes 1,575,000 shares owned by Mr. Bernstein's wife, who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Bernstein disclaims beneficial ownership.

                          DESCRIPTION OF CAPITAL STOCK

     We are authorized to issue 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. Both our common stock and preferred stock have a par value of $.0001 per share. As of the date of this prospectus, there are 13,600,000 shares of common stock outstanding, which are held by 28 holders of record. After the offering we will have issued and outstanding common stock of between 14,100,000 shares, if only the minimum number of shares offered by this prospectus are sold, and 16,600,000 shares, if the maximum number of shares offered by this prospectus are sold. We currently have no shares of preferred stock outstanding.

COMMON STOCK

     The following summarizes the right of holders of our common stock:


     o each holder of common stock is entitled to one vote per share on all matters to be voted upon by the shareholders;

     o subject to preferences that may apply to shares of preferred stock that we may issue in the future, the holders of common stock are entitled to receive such lawful dividends as may be declared by our board of directors;

     o upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all of our assets remaining for distribution after satisfaction of all our liabilities and the repayment of any liquidation preference of any then outstanding preferred stock;

     o neither we nor holders of our common stock have the right to require redemption of our common stock and accordingly, there are no sinking fund provisions applicable to our common stock;

     o holders of our common stock have no right to convert or exchange their shares for any other class or series of securities;

     o    holders of our common stock have no preemptive or conversion rights.

PREFERRED STOCK

     Our certificate of incorporation authorizes our board of directors, without any vote or action by our stockholders, to issue our preferred stock in one or more series and to fix the rights, preferences and privileges of each series. Among other rights, our board of directors may determine, without further vote or action by our stockholders:

     o    the number of shares and the designation of the series;

     o whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

     o whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

     o whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

     o whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

     o the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

     We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquiror. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

DELAWARE ANTI-TAKEOVER LAW

         We will be subject to the provisions of section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prohibits, subject to exceptions, publicly traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder. An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities. This prohibition does not apply if:

     o the transaction is approved by the board of directors before the time the interested stockholder attained that status;

     o upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or

     o at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

     A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is OTC Corporate Transfer Service Co., 9 Field Avenue, Hicksville, New York 11801.

SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, between 14,100,000 and 16,600,000 shares of our common stock will be issued and outstanding. The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act of 1933, except for any shares purchased by our "affiliates". An affiliate is generally a person who has a controlling position with regard to us. We presently consider Messrs. Kuznetsov, Suroff and Bernstein to be our affiliates. Any shares of common stock purchased by our affiliates in the offering will be subject to the resale limitations of Rule 144 promulgated under the Securities Act.

     All of our presently outstanding 13,600,000 shares are "restricted securities," as that term is defined in Rule 144, of which 7,100,000 shares are held by persons who may be considered to be our affiliates or whose shares may be aggregated with their shares in connection with sales under Rule 144. All of our restricted securities will become eligible for sale under Rule 144 at various times beginning April 1, 2003, when 13,000,000 shares become eligible.

     In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person or group of persons whose shares are aggregated who has owned restricted shares for at least one year will be entitled to sell, within any three month period, a number of shares that does not exceed the greater of:

     o    1% of the number of then outstanding shares of our common stock, or

     o if our shares ever become listed on a stock exchange or Nasdaq, the average weekly trading volume of our common stock during the four calendar weeks preceding the sale;

provided, that, public information about us, as required by Rule 144, is available and the seller complies with manner of sale provisions and notice requirements of Rule 144. The volume limitations described above, but not the one-year holding period, also apply to sales of non-restricted common stock that our affiliates may acquire, including, in certain instances, under this prospectus.

     A person who is not an affiliate, has not been an affiliate within three months before the sale and has beneficially owned restricted securities for at least two years is entitled to sell the restricted shares under Rule 144 without regard to any of the limitations described above.

     Before this offering, there was no public market for our common stock. If a public market for our common stock develops at a future time, sales by stockholders, or the availability of, substantial amounts of our common stock in the public market could materially and adversely affect the prevailing market price for our common stock, and our ability to raise capital through the offering of equity securities.

                              PLAN OF DISTRIBUTION

     We are offering 3,000,000 shares of our common stock on a self underwritten, best efforts, 500,000 share minimum and 3,000,000 share maximum basis, at a price of $1.00 per share. The minimum number of shares that can be purchased by any one investor is 1,000, and the total number of shares purchased by any one investor must be in multiples of 100 shares.

     All of the cash proceeds from the offering will be promptly deposited in an escrow account at . If the minimum 500,000 shares offered are sold on or before 90 days after the date of this prospectus or a day fixed by us which is not more than 90 days thereafter, the proceeds from the sale of shares sold will immediately be released to us. If at least 500,000 shares are not sold by the expiration date of the offering, as extended, all subscription funds will be returned to the subscriber, with interest earned on the deposit. If we reach the minimum offering threshold of 500,000 shares, we may continue to offer shares until the earliest of the time the maximum 3,000,000 shares are sold, the offering period, as extended, ends, or we terminate the offering.

     We will pay all expenses incident to the registration of the securities covered by this prospectus. The shares will be sold on our behalf by Vladimir F. Kuznetsov, Leonard W. Suroff and Richard Bernstein, our executive officers and directors, who will rely on the safe harbor exception of Rule 3a4-1 of the Securities Exchange Act of 1934 to not be deemed brokers with respect to the offering. We will not use the Internet to offer any of the shares. Our officers and directors will not receive commissions or other compensation for their sale of shares on our behalf. We may also retain NASD member firms and pay them commissions and a non-accountable expense allowance equal to up to 10% and 3%, respectively, of the public offering price of the shares being offered under this prospectus, subject to our first filing this prospectus with the NASD and obtaining clearance of the compensation to be paid them.

     Since there is no underwriter for this offering, offerees will not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter being involved in, among other things, the preparation of disclosure and the pricing of the common stock offered by this prospectus. We are not in the business of selling and distributing securities. Accordingly, there is no prior history from which investors may judge our ability to consummate this offering. In addition, since the common stock is being offered on a "best efforts" basis, there can be no assurances as to the number of shares that may be sold or the amount of capital that may be raised pursuant to this offering.

     The offering price for the shares has been arbitrarily determined by us and bears no relationship to our assets, current or prospective earnings or book value, is not based on any measure of our intrinsic value, if any, and has not been derived by use of any conventional accounting method or any independent appraisal, assessment of value or other recognized criteria of value of us or the shares. The offering price should not be regarded as an indicator of the future market price of our shares.

     The sale of the shares offered by this prospectus are subject to the prospectus delivery and other requirements of the Securities Act of 1933. To the extent required, we will use our best efforts to file and distribute, during any period in which offers or sales are being made, one or more amendments or supplements to this prospectus or a new registration statement to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus, including, but not limited to, the name or names of any underwriters, brokers or dealers selling shares on our behalf and any commissions paid, or concessions allowed or reallowed, to brokers.

     Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of our securities offered by this prospectus may not simultaneously engage in market-making activities with respect to our common stock during a "cooling off" period of five business days prior to the commencement of the distribution.

     Within ten days of our receipt of a subscription agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which the subscription has been accepted. We reserve the right to reject orders for the purchase of shares in whole or in part. Upon acceptance of subscriptions for the minimum number of shares offered by this prospectus, we will promptly provide our stock transfer agent the information needed to issue shares.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for us by Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, New York, New York 10174.

                                     EXPERTS

     Our financial statements as of and for the nine months ended September 30, 2002 have been audited by Aaron Stein, CPA, 981 Allen Lane, Woodmere, N.Y. 11598, as set forth in his report included in this prospectus. Those financial statements have been included in reliance upon Mr. Stein's report given upon his authority as an expert in accounting and auditing.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, relating to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and the common stock offered by this prospectus, reference is made to the registration statement, including exhibits and schedules. Statements contained in this prospectus concerning the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. With respect to each contract, agreement or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

     The registration statement, including exhibits and schedules, may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, DC 20549 and at the regional offices of the SEC located at 233 Broadway, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these documents may also be obtained from the SEC's Public Reference Room at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including us. The address of that site is http://www.sec.gov.

     On the date of this prospectus, we will become subject to the reporting requirements of the Securities Exchange Act of 1934 and, in accordance with those requirements, will file reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing audited financial statements.

IPORUSSIA, INC.
(A Development Stage Company)


INDEX TO FINANCIAL STATEMENTS

                                                                          Page

REPORT OF INDEPENDENT ACCOUNTANT                                          F-2
FINANCIAL STATEMENTS
Balance Sheet as of September 30, 2002                                    F-3
Statement of Operations for the period                                    F-4
    April 1, 2002 (inception) to September 30, 2002
Statement of Changes in Stockholders' Equity for the                      F-5
    period April 1, 2002 (inception) to September 30, 2002
Statement of Cash Flows for the period                                    F-6
    April 1, 2002 (inception to September 30, 2002
Notes to Financial Statements                                             F-7-10

Aaron Stein
CERTIFIED PUBLIC ACCOUNTANT

                                                                981 ALLEN LANE
                                                                 P.O. BOX 406
                                                              WOODMERE, NY 11598
                                                                 516-569-0520

REPORT OF INDEPENDENT AUDITOR


To the Board of Directors and Stockholders'
    IPORUSSIA, INC.


     I have audited the accompanying balance sheet of IPORUSSIA, INC. (a development stage company) as of September 30, 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the period from April 1, 2002 (date of inception) to September 30, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IPORUSSIA, INC. (a development stage company) as of September 30, 2002 and the results of its operations and its cash flows for the period from April 1, 2002 (date of inception) to September 30, 2002 in conformity with accounting principles generally accepted in the United States of America


Aaron Stein CPA
Woodmere, New York
November 25, 2002

IPORUSSIA, INC.
(A Development Stage Company)
BALANCE SHEET
September 30, 2002

ASSETS

CURRENT ASSETS
     Cash                                            $ 111,629
                                                     ---------
           Total current assets                                      $  111,629
                                                                     ----------
OTHER ASSETS
     Deferred offering costs                                             13,398
                                                                     ----------
                                                                     $  125,027
                                                                     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

           Total current liabilities                                 $       -
                                                                     ----------

STOCKHOLDERS' EQUITY
     Preferred stock, $.0001 par value,
       1,000,000 shares authorized,
       no shares issued                                     -
     Common stock, $0.0001 par value,
       100,000,000 shares authorized,
       13,600,000 shares issued and outstanding          1,360
     Additional paid-in-capital                        149,940
     Accumulated deficit                               (26,273)
                                                     ---------

           Total stockholders' equity                                   125,027

                                                                     $  125,027
                                                                     ----------

                       See notes to financial statements.

IPORUSSIA, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
Period from inception (April 1, 2002)
 through September 30, 2002

REVENUE                                                              $        -
                                                                     ----------

GENERAL AND ADMINISTRATIVE
  Organization costs                                 $   2,351
  Auditing fees                                          2,000
  Client development expenses                           14,154
                                                     ---------
  Other expenses                                         7,768
                                                     ---------

                                                                         26,273
                                                                     ----------

NET LOSS                                                             $  (26,273)
                                                                     ==========

EARNINGS PER SHARE

  Basic and diluted                                                  $   (0.002)
                                                                     ----------

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING

  Basic and diluted                                                  13,185,011
                                                                     ==========

                       See notes to financial statements.

IPORUSSIA, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Period from inception (April 1, 2002)
 through September 30, 2002


                                                                    Accumulated
                                                                      Deficit
                                                       Additional    During the
                                                        Paid-In     Development
                               Shares       Amount      Capital        Stage        Total
                             ----------   ----------   ----------   -----------   ----------
Issuance of common stock-
  at par                     13,000,000   $    1,300   $        -   $        -    $    1,300

Issuance of common stock        600,000           60      149,940            -       150,000

Net loss                              -            -            -      (26,273)      (26,273)
                             ----------   ----------   ----------   -----------   ----------
Balance September 30, 2002   13,600,000   $    1,360   $  149,940   $  (26,273)   $  125,027
                             ==========   ==========   ==========   ==========    ==========


                       See notes to financial statements.

IPORUSSIA, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
Period from inception (April 1, 2002)
   through September 30, 2002

CASH USED IN OPERATING ACTIVITIES
  Net loss                                                           $  (26,273)

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
  Proceeds from issuance of common stock             $ 151,300
  Deferred financing costs                             (13,398)
                                                     ---------

                Net cash provided by financing activities               137,902
                                                                     ----------
                NET INCREASE IN CASH                                    111,629

CASH, beginning of period                                                    -
                                                                     ----------

CASH, end of period                                                  $  111,629
                                                                     ==========

SUPPLEMENTAL DISCLOSURES OF CASH PAYMENTS

     Interest                                                        $       -
                                                                     ==========
     Taxes                                                           $       -
                                                                     ==========

                       See notes to financial statements.

IPORUSSIA, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2002

NOTE 1 -- Organization, Business and Significant Accounting Policies

     Organization

     IPORUSSIA, INC. was originally incorporated in Delaware as IPO RUSSIA, INC. on April 1, 2002. Subsequently, we filed a Certificate of Amendment to our Certificate of Incorporation changing our corporate name to IPORUSSIA, INC. We have adopted December 31 as our fiscal year end.

     Business

     We provide business advisory services to private companies located in the Russian Federation that are interested in taking their companies public in foreign markets. These services include providing information regarding the requirements and procedures of going public, assisting clients in assembling a team of professionals and introductions to broker-dealers to assist them in raising capital.

     Significant Accounting Policies

     Use of Estimates in Financial Statements -- Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

     Cash -- For purposes of these statements, we consider all highly liquid investments with original maturities of three months or less and which are not subject to withdrawal restrictions or penalties as cash and equivalents in the accompanying balance sheet.

     Deferred Offering Costs -- We are planning an offering of shares of our common stock under a SB-2 registration, certain costs of which have been incurred in regard to this registration. As of the balance sheet date these costs, which approximate $13,398, are deferred pending completion of the offering. If the offering is successful, these expenditures will be charged against the proceeds to be included in additional paid-in capital. If the offering is not completed, the deferred offering costs will be expensed.

IPORUSSIA, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2002

NOTE 1 -- Organization, Business and Significant Accounting Policies (continued)

     Significant Accounting Policies

     Income Taxes -- We will account for income taxes under the asset and liability method. Deferred income taxes and liabilities will be determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the period in which the differences are expected to reverse.

     Earnings per Common Share -- Basic earnings per share are computed using the weighted average number of shares outstanding during the year. Basic net loss per share and diluted net loss per share are the same since we have no outstanding options, warrants or convertible securities.

NOTE 2 -- Stockholders' Equity

               Authorized Stock
               ----------------

     We are authorized to issue 1,000,000 shares of preferred stock, $.0001 par value, and 100,000,000 shares of common stock, $.0001 par value.

               Issuance of Stock
               -----------------

     On April 1, 2002, our officers and directors purchased 7,150,000 shares of common stock, and others purchased 5,850,000 shares of common stock, all at par value. From May 7, 2002 through September 30, 2002, we sold 600,000 shares of common stock at $0.25 per share.

     The Company relied on Section 4(2) of the Securities Act of 1933, as amended, as the basis of exemption from registration of all of the issuances.

IPORUSSIA, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2002

NOTE 3 -- Financial Advisory Agreement

     The Company entered into a Financial Advisory Agreement dated April 30, 2002 with the Joint Stock Bank Elektronika based in Moscow. Under the agreement, we will receive, upon closing of the transaction, a cash fee of 7% on any transaction during the 24-month term of the agreement and on any transaction consummated with a party introduced by us to the bank within two years from the expiration of the agreement. On May 1, 2002, we agreed to pay two sevenths of any fee we may receive to a stockholder who owns less than 5% percent of our common stock.

NOTE 4 -- Executive Compensation

     We have has entered into a five-year employment agreement with our president who will receive compensation of $70,000 per annum commencing upon our raising $250,000.

     We have also entered into a five-year employment agreement with our treasurer who will receive compensation of $50,000 per annum commencing upon our raising $250,000 and compensation of $100,000 per annum commencing upon our raising $500,000.

NOTE 5 -- Stock Options

     We have adopted a stock option plan to reward and provide incentives to our present and future employees, officers, directors and consultants. Under the plan, we may grant options to purchase up to 3,000,000 shares of our common stock. Options may be either "incentive stock options" intended to qualify for favorable tax treatment under Section 422A of the Internal Revenue Code of 1986 or "non-qualified stock options." Options granted to non-employee directors and consultants can only be non-qualified stock options. The option exercise prices are to be determined by our board or its committee but must be at least 100% of the market value of our common stock on the date of grant. Options can be granted for a term, established by the board or the committee, not exceeding 10 years from the date of grant.

IPORUSSIA, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2002

NOTE 6 -- Subsequent Events

     A second financial advisory agreement, entered into on October 31, 2002, with Russian Deposit Bank, provides for us to find investor groups interested in effecting a strategic alliance or financing on acceptable terms to the bank and the investor. We will receive a cash fee, upon closing of the transaction, of 5% percent of the consideration, as defined, paid in any of those type transactions that are consummated. We have agreed to pay 10% of our fee to an affiliated third party. The agreement provides for a 24-month term. We are entitled to receive our full fee even with respect to a covered transaction that is entered into up to two years after the expiration of the agreement with an investor introduced by us to the bank during the term of the agreement

     A third agreement was entered into with Avangard Joint Bank, OJS, on November 11, 2002, and provides for us to endeavor to assist and introduce Avangard or its affiliates to underwriting companies, stock brokerage companies, a foreign bank or bank group to be a strategic alliance partner and/or investors who may be interested in engaging in a business combination with Avangard or its affiliates or a financing arrangement for a private placement or initial public offering of Avangard's securities on a foreign stock market. We will receive a cash fee, upon closing of the transaction, of 3-5% percent of the consideration paid in a covered transaction that is consummated. The specific amount of the fee and the method of computing the consideration paid in the transaction is to be mutually determined. The agreement provides for a 24-month term. We are entitled to receive our full fee even with respect to a covered transaction entered into up to 12 months after the expiration of the agreement with an investor introduced by us to Avangard during the term of the agreement.


======================================================                ======================================================
You should rely only on information  contained in this
prospectus.  We have not authorized  anyone to provide
you  with  different  or  additional  information.  If
anyone  provides you with  different  or  inconsistent
information,  you  should  not rely on it.  We are not
making  an  offer  to  sell  these  securities  in any                                    IPORUSSIA, INC.
jurisdiction where the offer or sale is not permitted.
You should  assume that the  information  appearing in
this  prospectus is accurate only as of the respective
dates of those  documents in which the  information is
contained. Our business,  financial condition, results
of  operations,  and prospectus may have changed since
those dates.

Until _____,  2003, 90 days after the  commencement of
the offering,  all dealers  effecting  transactions in
the  shares,  whether  or not  participating  in  this                                    3,000,000 Shares
distribution, may be required to deliver a prospectus.
This is in  addition to the  obligation  of dealers to                                      COMMON STOCK
deliver a prospectus when acting as  underwriters  and
with   respect   to   their   unsold   allotments   or
subscriptions.

                   TABLE OF CONTENTS

Prospectus Summary...................................2
Risk Factors.........................................5
Cautionary Statement regarding Forward Looking
  Statements .......................................12
Use of Proceeds.....................................12
Dilution............................................14
Capitalization......................................15
Dividend Policy.....................................16                                     IPORUSSIA, INC.
Plan of Operation...................................16                                   12 Tompkins Avenue,
Business............................................18                                   Jericho, N.Y. 11753
Management..........................................24
Executive Compensation..............................27
Principal Stockholders..............................30
Description of Capital Stock........................30                                    ____________, 2003
Plan of Distribution................................34
Legal Matters.......................................35
Experts.............................................35
Where You Can Find More Information About Us........35
Index to Financial Statements......................F-1

======================================================                ======================================================

                 Part II -INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  Indemnification of Directors and Officers

     The information under the caption "Indemnification" in the prospectus is incorporated by reference.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

ITEM 25.  Other Expenses of Issuance and Distribution

           SEC Registration Fee                                   $     276.00
           Blue Sky Fees and Expenses                             $  10,000.00
           Legal Fees and Expenses                                $  30,000.00
           Printing and Engraving Expenses                        $   5,000.00
           Accounting Fees and Expenses                           $   4,000.00
           Miscellaneous                                          $     724.00
                                                                  ------------
                         Total                                    $  50,000.00

     The foregoing expenses, except for the SEC registration fees, are estimated.

ITEM 26.  Recent Sales of Unregistered Securities.

     On April 1, 2002, we sold an aggregate of 13,000,000 shares of our common stock at $.0001 per share, or an aggregate of $1,300, as follows:

      Number of Shares     Description
      ----------------     -----------

      1,500,000            Vladimir F. Kuznetsov, our President, Chief Executive
                           Officer and a Director
        720,000            Children of Mr. Kuznetsov
      1,225,000            Leonard W. Suroff, our Secretary, Treasurer and a
                           Director
      1,225,000            Wife of Leonard W. Suroff
      1,840,000            Children of Leonard W. Suroff
      1,575,000            Richard Bernstein, a Director
      1,575,000            Wife of Richard Bernstein
      1,215,000            Children of Richard Bernstein
        300,000            The five members of our Advisory Board
      1,000,000            One individual as custodian for one child, a child of
                           that individual and another individual as custodian for his daughter. One of the individuals was a long time business associate of Mr. Bernstein and the other individual was known by Mr. Bernstein in connection with Mr. Bernstein's prior business dealings in Russia.
            825,000        Six individuals with whom Mr. Suroff or Mr. Bernstein
                           has a pre-existing business relationship

     Between May 7, 2002 and August 7, 2002, we sold an aggregate of 600,000 shares of our common stock at $.25 per share, or an aggregate of $150,000, as follows:

      Number of Shares     Description
      ----------------     -----------

       50,000              Leonard W. Suroff, our Secretary, Treasurer and a
                           Director

       50,000 A pension plan for a relative of Mr. Suroff who acquired shares in our April 1, 2002 placement

      300,000 Mr. Suroff's accountant, who acquired shares in our April 1, 2002 placement and a business associate of Mr. Suroff's accountant.

      200,000 An individual retirement plan for a member of our Advisory Board

     We believe that the issuance of all of the foregoing shares was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of the exemption afforded under Section 4(2) of that Act. Each of the purchasers was either an officer or director of IPORUSSIA, INC., a member of their families or persons with whom our officers and directors had a pre-existing relationship. The shares were offered without any general solicitation or advertising. The purchasers represented, among other things, that they were acquiring the shares for their own account, for investment only, and not with a view toward their resale or distribution. Each acknowledged, in writing, prior to sale, that the shares purchased are not registered under the Securities Act and may not be resold unless subsequently registered or unless an exemption from registration is available. All of the certificates evidencing the shares contain a legend to the effect that the shares were acquired for investment and have not been registered under the Securities Act and may not be sold in the absence of an effective registration statement or an opinion of our counsel that registration is not required under the Securities Act. The total proceeds of the shares sold was $151,300 and, therefore, alternatively, we believe that the issuance of all of the foregoing shares was exempt from the registration provisions of the Securities Act by virtue of the exemption afforded under Rule 504 promulgated under Regulation D of the Securities Act.

ITEM 27.  Exhibits

Exhibit
Number                               Description
------                               -----------

3.1 Certificate of Incorporation of IPORUSSIA, INC., as filed with the Secretary of State of the State of Delaware on April 1, 2002.

3.2 Certificate of Amendment of Certificate of Incorporation Before Payment of Capital, as filed with the Secretary of State of the State of Delaware on April 12, 2002.

3.3            By-laws of IPORUSSIA, INC.

5.1*           Opinion of Jenkens & Gilchrist Parker Chapin LLP.

10.1*          2002 Stock Option Plan of IPORUSSIA, INC.

10.2(a) Employment Agreement, dated as of April 1, 2002, by and between IPORUSSIA, INC. and Vladimir F. Kuznetsov.

10.2(b)* Amendment No. 1, dated as of November 29, 2002, to the Employment Agreement by and between IPORUSSIA, INC. and Vladimir F. Kuznetsov.

10.3(a) Employment Agreement, dated as of April 1, 2002, by and between IPORUSSIA, INC. and Leonard W. Suroff.

10.3(b)* Amendment No. 1, dated as of November 29, 2002, to the Employment Agreement by and between IPORUSSIA, INC. and Leonard W. Suroff.

10.4(a)        Agreement, dated April 30, 2002, by and between IPORUSSIA, INC.
               and Joint Stock Bank Elektronica (English Version).

10.4(b)* Memorandum of Understanding, dated as of October 31, 2002, by and between IPORUSSIA and Russian Deposit Bank (English version).

10.4(c)* Memorandum of Understanding, dated as of November 11, 2002, by and between IPORUSSIA and AVANGARD Joint Stock Bank - Open Joint Stock Company (English version).

10.5 Memorandum of Understanding, dated August 8, 2002, by and between IPORUSSIA and Finance-Analyst Joint Stock Company (English version).

23.1*          Consent of Aaron Stein, Certified Public Accountant.

23.2*          Consent of Jenkens & Gilchrist Parker Chapin LLP (included in
               Exhibit 5 hereto).

99.1*          Form of Subscription Agreement.

----------------

* Filed herewith. All other exhibits were filed with the initial filing of this registration statement.

ITEM 28.  Undertakings

We will:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, in the Village of Jericho, State of New York, on December 20, 2002.


                                        IPORUSSIA, INC.


                                        By: /s/ Leonard W. Suroff
                                           -------------------------------------
                                           Leonard W. Suroff,
                                           Secretary and Treasurer

     In accordance with the requirements of the Securities Act of 1933, this registration statements was signed by the following persons in the capacities and on the dates stated.


             Name                                           Title                                  Date

/s/ Vladimir F. Kuznetsov
-----------------------------------------        President (principal executive officer)            December 20, 2002
Vladimir F. Kuznetsov                            and Director


/s/ Leonard W. Suroff
-----------------------------------------        Secretary, Treasurer (principal                    December 20, 2002
Leonard W. Suroff                                financial officer) and Director


/s/ Richard Bernstein
-----------------------------------------        Director                                           December 20, 2002
Richard Bernstein

                                  EXHIBIT INDEX

Exhibit
Number                               Description
------                               -----------

3.1 Certificate of Incorporation of IPORUSSIA, INC., as filed with the Secretary of State of the State of Delaware on April 1, 2002.

3.2 Certificate of Amendment of Certificate of Incorporation Before Payment of Capital, as filed with the Secretary of State of the State of Delaware on April 12, 2002.

3.3            By-laws of IPORUSSIA, INC.

5.1*           Opinion of Jenkens & Gilchrist Parker Chapin LLP.

10.1*          2002 Stock Option Plan of IPORUSSIA, INC.

10.2(a) Employment Agreement, dated as of April 1, 2002, by and between IPORUSSIA, INC. and Vladimir F. Kuznetsov.

10.2(b)* Amendment No. 1, dated as of November 29, 2002, to the Employment Agreement by and between IPORUSSIA, INC. and Vladimir F. Kuznetsov.

10.3(a) Employment Agreement, dated as of April 1, 2002, by and between IPORUSSIA, INC. and Leonard W. Suroff.

10.3(b)* Amendment No. 1, dated as of November 29, 2002, to the Employment Agreement by and between IPORUSSIA, INC. and Leonard W. Suroff.

10.4(a)        Agreement, dated April 30, 2002, by and between IPORUSSIA, INC.
               and Joint Stock Bank Elektronica (English Version).

10.4(b)* Memorandum of Understanding, dated as of October 31, 2002, by and between IPORUSSIA and Russian Deposit Bank (English version).

10.4(c)* Memorandum of Understanding, dated as of November 11, 2002, by and between IPORUSSIA and AVANGARD Joint Stock Bank - Open Joint Stock Company (English version).

10.5 Memorandum of Understanding, dated August 8, 2002, by and between IPORUSSIA and Finance-Analyst Joint Stock Company (English version).

23.1*          Consent of Aaron Stein, Certified Public Accountant.

23.2*          Consent of Jenkens & Gilchrist Parker Chapin LLP (included in
               Exhibit 5 hereto).

99.1*          Form of Subscription Agreement.

----------------

* Filed herewith. All other exhibits were filed with the initial filing of this registration statement.